AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT (the "Plan") is made this 30th day of December,
1997, by and between International Fire Prevention, Inc., a Nevada corporation ("International Fire"); a wholly owned subsidiary to be formed by International Fire (the "International Fire Subsidiary"); Spector Entertainment Group, Inc., a California corporation ("Spector Entertainment"); and Millenium Entertainment Group, Inc., a California corporation, the entity listed in Exhibit A hereof who is the sole stockholder of Spector Entertainment (the "Spector Entertainment Stockholder").

                      W I T N E S S E T H :

          WHEREAS, the respective Boards of Directors of International Fire and Spector Entertainment have adopted certain resolutions whereby the International Fire Subsidiary and Spector Entertainment will merge in a tax free "forward triangular merger" pursuant to the provisions of Sections 368(a)(1) and 368(a)(2)(D) of the Internal Revenue Code and the applicable provisions of the California General Corporation Law, and whereby the Spector Entertainment Stockholder will receive shares of common stock of International Fire in consideration of such merger; and

          WHEREAS, International Fire and Spector Entertainment entered into a Letter of Intent dated October 28, 1997, relating to the merger described herein. The Letter of Intent contemplates that the parties shall execute, among other material documents, a definitive agreement; and

          WHEREAS, the International Fire Subsidiary will be a newly formed entity without any liabilities, claims, obligations or encumbrances whatsoever, and will be a wholly owned subsidiary of International Fire, authorized to issue one thousand (1000) shares of common stock, no par value ("International Fire Subsidiary Stock"), which shall constitute all of the issued and outstanding capital stock of the International Fire Subsidiary; and

          WHEREAS, Spector Entertainment is in the business of providing satellite communications, television production and closed-circuit television services in North America; and

          WHEREAS, the Spector Entertainment Stockholder is the holder of 1,000 shares of common stock, no par value, of Spector Entertainment (the "Spector Entertainment Stock"), which constitutes all of the issued and outstanding capital stock of Spector Entertainment; and

          WHEREAS, International Fire desires to acquire ownership of
Spector Entertainment by: (i) causing the International Fire Subsidiary to merge into Spector Entertainment; and (ii) issuing "unregistered"
and"restricted"
shares of common stock of International Fire in exchange for all of the
Spector
 Entertainment Stock, all on the basis set forth in more detail in this Plan;
and

          WHEREAS, International Fire is a "reporting company" filing reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Act of 1934, as amended, and its common stock is qualified on the National Association of Securities Dealers, Inc. ("NASD") Bulletin Board trading system under the current symbol of "IFRP." International Fire does not have nor conduct any operations and has no material assets or liabilities; and

          WHEREAS, the respective Boards of Directors of International Fire, the International Fire Subsidiary and Spector Entertainment deem it desirable and in the best interest of their respective corporations and stockholders, that the International Fire Subsidiary merge with and into Spector Entertainment in accordance with the provisions of the California General Corporation Law ("CGCL"), as a result of which Spector Entertainment shall be the surviving corporation and the Spector Entertainment Stockholder shall receive the total consideration set forth in this Plan;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, the Plan and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as required by the laws of the States of Nevada and California as follows, to-wit:

                            Section 1

                          Plan of Merger

          1.1 Merger and Surviving Corporation. The International Fire Subsidiary will merge into Spector Entertainment, with Spector Entertainment being the surviving corporation (the "Surviving Corporation"); the separate existence of the International Fire Subsidiary shall cease, and the name of the Surviving Corporation shall remain "Spector Entertainment Group, Inc.; Until amended, modified or otherwise altered, the Articles of Incorporation of Spector Entertainment shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Spector Entertainment shall continue to be the Bylaws of the Surviving Corporation.

          1.2 Share Conversion. Each share of issued, outstanding or subscribed common stock of Spector Entertainment (the "Spector Entertainment Shares") shall, upon the effective date of the Plan, be converted into 4,500 shares of common stock of International Fire, amounting to 4,500,000 shares in the aggregate, as outlined in Exhibit A; all fractional shares shall be rounded to the nearest whole share.


          1.3 Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of the International Fire Subsidiary; and all and singular, the rights, privileges, powers and franchises of the International Fire Subsidiary, and all property, real, personal and mixed, and all debts due to the International Fire Subsidiary on whatever account, as well for stock subscriptions as all other things in action or belonging to the International Fire Subsidiary shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the International Fire Subsidiary, and the title to any real estate vested by deed or otherwise in the International Fire Subsidiary shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of the International Fire Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of the International Fire Subsidiary shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          1.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of the International Fire Subsidiary and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the International Fire Subsidiary. The employees of the International Fire Subsidiary shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of the International Fire Subsidiary.

          1.5  Survivor's Rights to Assets, Liabilities, Reserves, etc.
The assets, liabilities, reserves and accounts of the International Fire Subsidiary shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of the International Fire Subsidiary, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

          1.6 Directors and Executive Officers. On Closing, the present directors and executive officers of Spector Entertainment shall remain as directors and executive officers of the Surviving Corporation, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

          1.7 Principal Office. The principal executive office of the Surviving Corporation shall be located at 6349 Palomar Oaks Court, Carlsbad, California 92009.

          1.8 Change of Parent's Name. The Articles of Incorporation of International Fire shall be amended to change its name to one of the following, with the first being the first choice and the last being the last choice: "Trident Media Group, Inc."; "Polaris Media Group, Inc."; "Pinnacle Entertainment Group, Inc."; and "Pinnacle Media Group, Inc."

          1.9 Adoption. The Plan shall be adopted by the Board of Directors of International Fire as the sole stockholder of the International Fire Subsidiary, the Board of Directors of the International Fire Subsidiary and by the Board of Directors of Spector Entertainment and the Spector Entertainment Stockholder.

          1.10 Dissenters' Rights and Notification. As the Plan requires the affirmative vote of all of the outstanding voting securities of the International Fire Subsidiary and Spector Entertainment, and the Nevada Revised Statutes do not require a vote of International Fire stockholders, dissenters' rights are not applicable under the Plan;

          1.11 Delivery of Certificates by the Spector Entertainment Stockholder. The transfer of the Spector Entertainment Shares by the Spector Entertainment Stockholder shall be effected by the delivery to International Fire or its transfer agent of certificates representing the Spector Entertainment Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of International Fire and the International Fire Subsidiary and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the Spector Entertainment Stockholder, and on receipt thereof to the satisfaction of the Surviving Corporation, a stock certificate representing shares in the International Fire as outlined in Exhibit A shall be issued and delivered to the Spector Entertainment Stockholder; as a condition to the exchange of the Spector Entertainment Shares, International Fire and the Surviving Corporation shall require the Spector Entertainment Stockholder to execute and deliver and Investment Letter as outlined in Section 4.12 hereof, acknowledging, among other things, that the shares of International Fire to be received in exchange for the Spector Entertainment Shares are "unregistered" and "restricted" securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by the Spector Entertainment Stockholder, unless an exemption from such registration is available for any such sale.

          1.12 Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

          1.13 Effective Date. The Effective Date of the Plan shall be the date when the Agreement of Merger required by CGCL Section 1103 is filed and accepted by the Secretary of State of the State of California and at such time as all applicable provisions of the CGCL are met.

                            Section 2

                             Closing

          The Closing contemplated by Section 1.1 shall be held at the principal executive offices of the Surviving Corporation as outlined in
Section 1.7 hereof, not later than ten days following the date of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

Representations and Warranties of International Fire and the International Fire Subsidiary

          International Fire and the International Fire Subsidiary represent and warrant to, and covenant with, the Spector Entertainment Stockholder and Spector Entertainment as follows:

          3.1 Corporate Status. International Fire is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. International Fire is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of International Fire, though the shares of common stock of International Fire are currently quoted on the OTC Bulletin Board of the NASD under the Symbol "IFRP."

          The International Fire Subsidiary will be organized under the laws of the State of California immediately following the execution and delivery of this Plan, by the filing of the Articles of Incorporation attached hereto as Exhibit B.

          3.2 Capitalization. The authorized capital stock of International Fire consists of 100,000,000 shares of common stock, having a par value of $0.001 per share. As of the date of this Plan, 1,500,000 shares of common stock were issued and outstanding, all duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights, or any other rights, of any person. The International Fire common stock to be issued pursuant to this Plan, when issued in accordance with the terms of this Plan, shall be duly authorized, validly issued, fully paid and non-assessable. As of the date of this Plan, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, conversion rights, option or other agreements of any kind relating to any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of International Fire or the International Fire Subsidiary and there are no authorized or outstanding securities convertible into, or exchangeable for, any such capital stock or other security of International Fire or the International Fire Subsidiary, as the case may be.

          The capitalization of the International Fire Subsidiary shall be as set forth in Exhibit B, and except as provided in this Plan, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of the International Fire Subsidiary.

          3.3  Financial Statements. The financial statements of
International Fire furnished to the Spector Entertainment Stockholder and Spector Entertainment, consisting of audited financial statements for the periods ended December 31, 1996 and 1995, attached hereto as Exhibit C and incorporated herein by reference, and unaudited financial statements for the period ended September 30, 1997, attached hereto as Exhibit C-1 and incorporated herein by reference, are correct and fairly present the financial condition of International Fire at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. International Fire represents and warrants that, as of Closing, all existing liabilities shall be paid and/or extinguished and that any and all current shareholder equity or other deficits shall be resolved to a zero balance and that as of Closing, there shall be no impact upon Spector in a consolidated financial presentation.

          3.4 Undisclosed Liabilities. International Fire has no liabilities of any nature except to the extent reflected or reserved against in its balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

          3.5 Interim Changes. Since the date of its balance sheet, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of International Fire which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of International Fire, payments of any dividend or other distribution in respect of any class of stock of International Fire, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

          3.6 Title to Property. International Fire has good and marketable title to all properties and assets, real and personal, reflected in its balance sheet, and the properties and assets of International Fire are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of International Fire, threatened, against or relating to International Fire, its properties or business, except as set forth in Exhibit
D. Further, no officer, director or person who may be deemed to be an affiliate of International Fire is party to any material legal proceeding which could have an adverse effect on the Company (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to International Fire.

          3.8 Books and Records. From the date of this Plan to the Closing, International Fire will (1) give to the Spector Entertainment Stockholder and Spector Entertainment or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Spector Entertainment Stockholder and Spector Entertainment or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of International Fire as the Spector Entertainment Stockholder and Spector Entertainment or their respective representatives may reasonably request.

          3.9 Tax Returns. International Fire has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates. International Fire shall also fully and timely cooperate with Spector in the preparation of any and all federal and state income or franchise tax returns including the coordination of its current auditors and access and use of records required by Spector.

          3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), International Fire and its representatives will keep confidential any information which they obtain from the Spector Entertainment Stockholder or from Spector Entertainment concerning the properties, assets and business of Spector Entertainment. If the transactions contemplated by this Plan are not consummated by December 31, 1997, International Fire will return to Spector Entertainment all written matter with respect to Spector Entertainment obtained by International Fire in connection with the negotiation or consummation of this Plan.

          3.11 Corporate Authority. International Fire has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Spector Entertainment Stockholder and Spector Entertainment or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          3.12 Due Authorization.   The execution of this Plan and
performance by International Fire hereunder has been duly authorized by all requisite corporate action on the part of International Fire, and this Plan constitutes a valid and binding obligation of International Fire and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of International Fire.

          3.13 Environmental Matters.   International Fire has no knowledge
of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of International Fire. In addition, to the best knowledge of International Fire, there are no substances, past operations, products or conditions which may support a claim or cause of action against International Fire or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding Spector Entertainment. International Fire and the International Fire Subsidiary acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Spector Entertainment and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Spector Entertainment, and with the legal and accounting firms of Spector Entertainment, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

          3.15 Governmental Approval; Consents.  Except as set forth in
Section 1.13 as to filing of documents under the CGCL, and except for the reports required to be filed in the future by International Fire pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission or any national securities exchange, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by International Fire or the International Fire Subsidiary with any governmental authority, domestic or foreign, federal, state or local, is required in connection with International Fire's or the International Fire Subsidiary's execution, delivery and performance of this Plan or the consummation of the transactions contemplated hereby or thereby. No consents of any other parties are required to be received by or on the part of International Fire or the International Fire Subsidiary to enable International Fire or the International Fire Subsidiary to enter into and carry out this Plan.

          3.16 Securities and Exchange Commission Reports.  International
Fire has delivered to Spector Entertainment true and complete copies of all the documents filed by International Fire with the Securities and Exchange Commission (sometimes called the "SEC Reports"), and has filed all reports, registrations and other documents, together with any amendments thereto,
required to be filed under the 1933 Act and the 1934 Act.   As of their
respective dates, the International Fire SEC Reports complied in all respects with the requirements of the 1933 Act and the 1934 Act, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Plan, there is no litigation pending, or to the knowledge of International Fire, threatened against International Fire or any of its subsidiaries, any officer, director, employee or agent thereof.

          3.17 No Conflict. The making, performance, execution and delivery of this Plan, the merger and the consummation of the transactions contemplated hereby shall not: (i) conflict with the Certificate of Incorporation or the Bylaws of International Fire or the Articles of Incorporation or the Bylaws of the International Fire Subsidiary; (ii) violate any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which International Fire or the International Fire Subsidiary are party or by which International Fire or the International Fire Subsidiary or any of their material assets, business or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a material default under, or constitute an event which, with notice or lapse of time or both, would become a default under or result in the creation of any encumbrance upon any material assets of International Fire or the International Fire Subsidiary under, or create any rights of termination, cancellation or acceleration in any person under any material agreement, arrangement or commitment.

          3.18 Compliance with Laws and Regulations.   International Fire
and the International Fire Subsidiary have complied and are presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state, local and foreign) applicable to them in all jurisdictions where the business of International Fire and the International Fire Subsidiary is conducted or to which International Fire is subject, including, without limitation, all applicable federal and state securities laws, communications laws, civil rights and equal opportunity employment laws and regulations, and all antitrust, antimonopolies and fair trade practice laws. International Fire and the International Fire Subsidiary do not know of any assertion by any party that International Fire or the International Fire Subsidiary are in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to their operations and no notice in that regard has been received by International Fire or the International Fire Subsidiary which would have a material adverse effect on International Fire or the International Fire Subsidiary.

          3.19 No Omission or Untrue Statement. No representation or warranty made by International Fire or the International Fire Subsidiary to Spector Entertainment in this Plan, or in any certificate of an International Fire officer required to be delivered to Spector Entertainment pursuant to the terms of this Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing.

          3.20 No Adverse Actions. As of the date of this Plan, there is no existing, pending or to the knowledge of International Fire and the International Fire Subsidiary, threatened termination, cancellation, limitation, modification or change in the business relationship of International Fire or the International Fire Subsidiary. Neither International Fire nor any of its subsidiaries, or to the knowledge of International Fire, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses.

          3.21 Labor and Employment Agreements.

               (a) There are none of the following to which International Fire or the International Fire Subsidiary are party, to-wit:

                           (i)     Collective bargaining agreements or labor
                                    or employment agreements;

                          (ii) Employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, health, welfare, or incentive plans or agreements;

                         (iii) Plans or agreements under which "fringe benefits" (including, without limitation, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs and related or similar benefits) are afforded to employees of International Fire or the International Fire Subsidiary;

                          (iv) Informal arrangements or understandings for the payment of post-retirement benefits; and

                           (v) There are no employees or agents of or consultants to International Fire or the International Fire Subsidiary who since January 1, 1995, was or is being paid $20,000 or more per year or $2,000 per month.

               (b) No material organization effort, and no sex discrimination, racial discrimination, age discrimination or other employment-related allegation, claim, suit or proceeding, has been made or is pending with respect to the employees of International Fire and to International Fire's knowledge, no such effort, allegation, claim, suit or proceeding has been made, raised or brought prior to the date of this Agreement.

               (c) All reasonably anticipated material obligations of International Fire, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees or agents of International Fire in respect of the services rendered by any of them on or prior to the date of the financial statements attached hereto as Exhibits C and C-1, respectively, have been paid or adequate accruals therefor have been made in the consolidated books and records of International Fire and in the financial
statements attached hereto as Exhibits C and C-1, as the case may be.   All
such material obligations in respect of services rendered on or prior to the date hereof have been paid as of the date hereof or adequate accruals therefor have been made. All accrued material obligations of International Fire applicable to its employees, whether arising by operation of law, contract, past custom or otherwise, for payments to trusts or other funds or to any governmental entity with respect to unemployment compensation benefits, social security benefits or any other benefits for employees, with respect to employment of said employees through the date of the financial statements attached hereto as Exhibits C and C-1, respectively, have been paid or adequate accruals have been made therefor.

          3.23 Business Locations. International Fire does not own or lease any real or personal property in any state or country. International Fire has no executive offices or places of business except the one of the President's residence, which is without charge.

                            Section 4

Representations, Warranties and Covenants of Spector Entertainment
           and the Spector Entertainment Stockholder

          Spector Entertainment and the Spector Entertainment Stockholder represent and warrant to, and covenant with, International Fire and the International Fire Subsidiary as follows:

          4.1 Spector Entertainment Shares. The Spector Entertainment Stockholder is the record and beneficial owner of all of the Spector Entertainment Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the name, address and the number of Spector Entertainment Shares owned by the Spector Entertainment Stockholder.

          4.2 Corporate Status. Spector Entertainment is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          4.3 Capitalization. The authorized capital stock of Spector Entertainment consists of 100,000 shares of common voting stock, no par value, of which 1,000 shares are issued and outstanding, all fully paid and non-assessable. Except outstanding warrants issued to its Senior Lending Institution and options accrued to certain of its Senior Executives, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Spector Entertainment.

          4.4 Financial Statements. The financial statements of Spector Entertainment furnished to International Fire, consisting of audited financial statements for the periods ended December 31, 1996 and 1995, attached hereto as Exhibit E, and incorporated herein by reference, are correct and fairly present the financial condition of Spector Entertainment as of these dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5 Undisclosed Liabilities. Spector Entertainment has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F attached hereto and incorporated herein by reference.

          4.6 Interim Changes. Since the date of these balance sheets, except as set forth in Exhibit F, there have been no (1) changes in the financial condition, assets, liabilities or business of Spector Entertainment, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Spector Entertainment, payment of any dividend or other distribution in respect of the capital stock of Spector Entertainment, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. Spector Entertainment has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheets, and the properties and assets of Spector Entertainment are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit F, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Spector Entertainment, threatened, against or relating to Spector Entertainment or its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of Spector Entertainment is party to any material legal proceeding which could have an adverse effect on Spector Entertainment (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Spector Entertainment.

          4.9 Books and Records. From the date of this Plan to the Closing, the Spector Entertainment Stockholder will cause Spector Entertainment to (1) give to International Fire and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that International Fire may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Spector Entertainment as International Fire may reasonably request.

          4.10 Tax Returns. Spector Entertainment has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Spector Entertainment, the Spector Entertainment Stockholder and their representatives will keep confidential any information which they obtain from International Fire concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by December 31, 1997, Spector Entertainment, the Spector Entertainment Stockholder will return to International Fire all written matter with respect to International Fire obtained by them in connection with the negotiation or consummation of this Plan.

          4.12 Investment Intent. The Spector Entertainment Stockholder is acquiring the shares to be exchanged and delivered to it under this Plan for investment and not with a view to the sale or distribution thereof, and the Spector Entertainment Stockholder has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the International
Fire shares.   The Spector Entertainment Stockholder shall execute and deliver to International Fire on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of International Fire being received under the Plan in exchange for the Spector Entertainment Shares, and receipt of certain material information regarding International Fire.

          4.13 Corporate Authority. Spector Entertainment has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to International Fire or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          4.14 Due Authorization. Execution of this Plan and performance by Spector Entertainment hereunder have been duly authorized by all requisite corporate action on the part of Spector Entertainment, and this Plan constitutes a valid and binding obligation of Spector Entertainment and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Spector Entertainment.

          4.15 Environmental Matters.  Spector Entertainment and the
Spector Entertainment Stockholder have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Spector Entertainment or its predecessors. In addition, to the best knowledge of Spector Entertainment, there are no substances or conditions which may support a claim or cause of action against Spector Entertainment or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

           4.16 Access to Information Regarding International Fire. Spector Entertainment and the Spector Entertainment Stockholder acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting International Fire and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of International Fire, and with the legal and accounting firms of International Fire, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

          4.17 Governmental Approval; Consents.  Except as set forth in
Section 1.13 as to filing of documents under the CGCL, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Spector Entertainment or the Spector Entertainment Stockholder with any governmental authority, domestic or foreign, federal, state or local, is required in connection with execution, delivery and performance of this Plan or the consummation of the transactions contemplated hereby or thereby. No consents of any other parties are required to be received by or on the part of Spector Entertainment or the Spector Entertainment Stockholder to enable Spector Entertainment or the Spector Entertainment Stockholder to enter into and carry out this Plan.

          4.18 No Conflict. The making, performance, execution and delivery of this Plan, the merger and the consummation of the transactions contemplated hereby shall not: (i) conflict with the Certificate of Incorporation or the Bylaws of Spector Entertainment or the Spector Entertainment Stockholder; (ii) violate any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Spector Entertainment or the Spector Entertainment Stockholder are party or by which Spector Entertainment or any of its material assets, business or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a material default under, or constitute an event which, with notice or lapse of time or both, would become a default under or result in the creation of any encumbrance upon any material assets of Spector Entertainment under, or create any rights of termination, cancellation or acceleration in any person under any material agreement, arrangement or commitment.

          4.19 Compliance with Laws and Regulations.   Spector
Entertainment has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state, local and foreign) applicable to it in all jurisdictions where the business of Spector Entertainment is conducted or to which Spector Entertainment is subject, including, without limitation, all applicable federal and state securities laws, communications laws, civil rights and equal opportunity employment laws and regulations, and all antitrust, antimonopolies and fair trade practice laws. It does not know of any assertion by any party that Spector Entertainment is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by Spector Entertainment which would have a material adverse effect on Spector Entertainment.

          4.20 No Omission or Untrue Statement. No representation or warranty made by Spector Entertainment or the Spector Entertainment Stockholder to International Fire in this Plan, or in any certificate of a Spector Entertainment or the Spector Entertainment Subsidiary officer required to be delivered to International Fire pursuant to the terms of this Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing.

          4.21 No Adverse Actions. As of the date of this Plan, there is no existing, pending or to the knowledge of Spector Entertainment, threatened termination, cancellation, limitation, modification or change in the business relationship of Spector Entertainment. Neither Spector Entertainment nor any of its subsidiaries, or to the knowledge of Spector Entertainment, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses.

                            Section 5

       Conduct of Spector Entertainment Pending the Closing

          Except as otherwise provided herein, Spector Entertainment agrees that it will conduct itself in the following manner pending the Closing:

          5.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Spector Entertainment.

          5.2 Capitalization, etc. Spector Entertainment will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

          5.3 Conduct of Business. Spector Entertainment will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of International Fire, enter into any material commitments except in the ordinary course of business.

                            Section 6

Conduct of International Fire and the International Fire Subsidiary Pending the Closing

          Except as otherwise provided herein, International Fire and the International Fire Subsidiary agree that International Fire will conduct itself in the following manner pending the Closing:

          6.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of International Fire.

          6.2 Capitalization, etc. International Fire will not make any change in its authorized or issued shares, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

          6.3 Conduct of Business. International Fire will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of Spector Entertainment and the Spector Entertainment Stockholder, enter into any material commitments except in the ordinary course of business.

                            Section 7

Conditions Precedent to Obligations of International Fire and the
International Fire Subsidiary

          All obligations of International Fire and the International Fire Subsidiary under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

          7.1 Representations and Warranties True at Closing. The representations and warranties of Spector Entertainment and the Spector Entertainment Stockholder contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          7.2 Due Performance. Spector Entertainment and the Spector Entertainment Stockholder shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

          7.3 Officer's and Stockholder's Certificate. International Fire shall have been furnished with a certificate signed by the President of Spector Entertainment and by the President of the Spector Entertainment Stockholder, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Spector Entertainment and the Spector Entertainment Stockholder contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Spector Entertainment, taken as a whole.

          7.4 Opinion of Counsel of Spector Entertainment. International Fire shall have received an opinion of counsel for Spector Entertainment, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; (3) the Spector Entertainment Shares to be delivered to International Fire under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable.

          7.5 Books and Records. The Spector Entertainment Stockholder or the Board of Directors of Spector Entertainment shall have caused Spector Entertainment to make available all books and records of Spector Entertainment, including minute books and stock transfer records; provided, however, only to the extent requested in writing by International Fire at Closing.

          7.6 Acceptance by Spector Entertainment Stockholder. The terms of this Plan shall have been accepted by the Spector Entertainment Stockholder, who is the sole stockholder of Spector Entertainment, by its execution and delivery of a copy of the Plan and related instruments.

          7.7 Warrants. International Fire shall have granted the warrants (the "Warrants") attached hereto as Exhibits K-1 and K-2 and incorporated herein by reference.

          7.8 Debenture. International Fire shall have issued the debenture (the "Debenture") attached hereto as Exhibit L and incorporated herein by reference.

                            Section 8

Conditions Precedent to Obligations of the Spector Entertainment Stockholder
                   and Spector Entertainment

          All obligations of Spector Entertainment and the Spector Entertainment Stockholder under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          8.1 Representations and Warranties True at Closing. The representations and warranties of International Fire contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          8.2 Due Performance. International Fire shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

          8.3  Officers' Certificate.  Spector Entertainment and the
Spector Entertainment Stockholder shall have been furnished with a certificate signed by the President of International Fire, in such capacity and personally, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of International Fire contained herein are true and correct; and
(2) that since the date of the financial statements (Exhibits B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of International Fire, taken as a whole.

          8.4 Opinion of Counsel of International Fire. Spector Entertainment and the Spector Entertainment Stockholder shall have received an opinion of counsel for International Fire, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct;
(2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of International Fire to be issued to the Spector Entertainment Stockholder under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

          8.5 Assets and Liabilities of International Fire. International Fire shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid, and David
C. Merrell shall have executed and delivered to Spector Entertainment the Letter of Indemnification attached hereto as Exhibit I and incorporated herein by reference.

          8.6 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of International Fire shall resign, and shall have designated nominees of Spector Entertainment as directors and executive officers of International Fire to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of International Fire, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

          8.7 Name Change of International Fire. Persons owning a majority of the outstanding voting securities of International Fire shall have consented, in accordance with the Nevada Revised Statutes, to a change in the name of International Fire to one of the names set forth in Section 1.8 hereof.

          8.8 Cancellation of Certain Outstanding Shares. The two principal stockholders of International Fire, David C. Merrell and Corie Merrell, husband and wife, shall each have conveyed, for cancellation, to International Fire, their respective stock certificates representing the 500,000 shares of "unregistered" and "restricted" common stock of International Fire issued to each of them on July 29, 1997, resulting in there being 500,000 pre-Plan outstanding shares of common stock of International Fire.

                            Section 9

                           Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the Directors of International Fire or the Spector Entertainment Stockholder and Spector Entertainment if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Directors of International Fire or the Spector Entertainment Stockholder and Spector Entertainment if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 10

                      Survival and Indemnity

          10.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing without regard to any action taken pursuant to this Plan, including without limitation, any investigation made by the party asserting any breach thereof, and shall continue in full force and effect for three years after the Closing.

          10.2 Indemnity from International Fire and the International Fire Subsidiary. International Fire and the International Fire Subsidiary agree to indemnify and hold Spector Entertainment and the Spector Entertainment Stockholder harmless against and in respect of:

          (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) any defect in title, (ii) any misrepresentation or omission by International Fire or the International Fire Subsidiary herein or in any exhibit hereto, (iii) any materially misleading information furnished by International Fire or the International Fire Subsidiary herein or in any exhibit hereto, (iv) any breach by International Fire or the International Fire Subsidiary of any representation, warranty or covenant herein or in any exhibit hereto, or (v) any debt or other obligation of International Fire or the International Fire Subsidiary existing at or prior to the Closing or arising thereafter in connection with events occurring prior to the Closing (to the extent only that such debt or obligation is attributable to such events prior to the Closing); and

          (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Spector Entertainment or the Spector Entertainment Stockholder in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this
               Section 10.2.

          10.3 Indemnity from Spector Entertainment and Spector
Entertainment Stockholder. Spector Entertainment the Spector Entertainment Stockholder agree to indemnify and hold International Fire and the International Fire Subsidiary harmless from and against and in respect of:

          (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) the breach of any representation, warranty or covenant by Spector Entertainment or the Spector Entertainment Stockholder herein or in any exhibit hereto (ii) any misrepresentation or omission by Spector Entertainment or the Spector Entertainment Stockholder herein or in any exhibit hereto or
               (iii) any materially misleading information furnished by Spector Entertainment or the Spector Entertainment Stockholder herein or in any exhibit hereto; and

          (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by International Fire and the International Fire Subsidiary in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 10.3.

          10.4 Not Exclusive Remedy. Any right of indemnity of any party pursuant to this Section 10 shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Plan, any other document or instrument executed in connection with the consummation of the transaction contemplated hereby, or otherwise.

                            Section 11

                        General Provisions

          11.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

          11.2 Waiver. Any failure on the part of any party hereto to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          11.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to International Fire      9005 Cobble Canyon Lane
               or the International Fire     Sandy, Utah 84093
               Subsidiary:
                                        and

                                             Leonard W. Burningham, Esq.
                                             Suite 205
                                             455 East 500 South
                                             Salt Lake City, Utah 84111

               If to Spector Entertainment   6349 Palomar Oaks Court
               and the Spector Entertainment Carlsbad, California 92009
               Stockholder:

                                        and

                                             Richard Heller, Esq.
                                             545 Madison Avenue
                                             New York, New York 10022

          11.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          11.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          11.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern; and the Warrants and the Debenture shall be governed by the laws stated therein, respectively.

          11.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Plan without the prior written consent of the other parties shall be void.

          11.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10 Severability. Any provision of this Plan which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          11.11     Time.  Time is of the essence of this Plan.

          11.12 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Plan, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Plan, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party,
(i) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (ii) any settlement offers made prior to commencement of the trial in the proceeding.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger effective the day and year first above written.

                              INTERNATIONAL FIRE PREVENTION, INC.


Date: 12/30/97.               By/s/ David C. Merrell, President

                              INTERNATIONAL FIRE SUBSIDIARY,
                              BY ITS PARENT


Date: 12/30/97.               By/s/ David C. Merrell, President


                              SPECTOR ENTERTAINMENT GROUP, INC.


Date: 12/30/97.               By/s/ Edward M. Spector, President


                              SPECTOR ENTERTAINMENT STOCKHOLDER:


                              MILLENIUM ENTERTAINMENT GROUP, INC.


Date:12/30/97.                By/s/ Edward M. Spector, President

                            EXHIBIT A


                       Number of Shares of           Number of Shares
                       International Fire               Owned of
                            to be                 Spector Entertainment
                         Received in
                          Exchange
Name and Address
Millenium Entertainment      *1,000                 4,500,000
Group, Inc.


          *Represents all of the issued and outstanding voting securities of Spector Entertainment Group, Inc., a
          California corporation.

                            EXHIBIT B


                    ARTICLES OF INCORPORATION
                                OF
      INTERNATIONAL FIRE PREVENTION  FIRST SUBSIDIARY, INC.

                    ARTICLES OF INCORPORATION
                                OF
      INTERNATIONAL FIRE PREVENTION  FIRST SUBSIDIARY, INC.


     FIRST:    The name of this corporation is "International Fire
Prevention First  Subsidiary, Inc."
     SECOND:   The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
     THIRD:    The name and address in the State of California of this
corporation's initial agent for service of process is:   Eric Spector, Esq.,
6349 Palomar Oaks Court, Carlsbad, California  92009.
     FOURTH:   This corporation is authorized to issue only one class of
shares of stock, which shall be designated as common voting stock, and the total number of shares which this corporation is authorized to issue is 100.
     DATED:  December 30, 1997.
                                   /s/David C. Merrell, Incorporator

                                   /s/Corie Merrell, Incorporator

     The undersigned hereby declare that they are the persons who executed the foregoing Articles of Incorporation, which execution was their act and deed.

                                   /s/David C. Merrell

                                   /s/ Corie Merrell

                           EXHIBIT C

               INTERNATIONAL FIRE PREVENTION, INC.

                       FINANCIAL STATEMENTS

                      FOR THE PERIODS ENDED

               DECEMBER 31, 1996 AND 1995 (AUDITED)

                     INTERNATIONAL FIRE PREVENTION, INC.
                       [A Development Stage Company]

                            FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995

PRITCHETT, SILER & HARDY, P.C. [letterhead]
CERTIFIED PUBLIC ACCOUNTANTS
430 EAST 400 SOUTH
SALT LAKE CITY, UTAH 84111
(801) 328-2727 - FAX (801) 328-1123

                        INDEPENDENT AUDITORS' REPORT

Board of Directors
INTERNATIONAL FIRE PREVENTION, INC.
Indian Wells, California

We have audited the accompanying balance sheet of International Fire Prevention, Inc. [a development stage company] at December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1996 and 1995 and for the cumulative period from December 31, 1995 through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion and based on the opinions of other auditors, the financial statements audited by us present fairly, in all material respects, the financial position of International Fire Prevention, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, and for the cumulative period from December 31, 1995 through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has no on-going operations, has incurred substantial losses and has liabilities in excess of assets resulting in a stockholders' deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

March 15, 1997

                   INTERNATIONAL FIRE PREVENTION, INC.
                      [A Development Stage Company]
                            BALANCE SHEETS
                                ASSETS

                                                    December 31,

                                                   1996      1995
 CURRENT ASSETS:
 Cash                                            $    -    $    -

Total Current Assets                                  -         -

                                                 $    -    $    -

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES:
 Accounts payable                                $ 11,650  $ 10,400
 Payable to related parties                         1,930       515
 Total Current Liabilities                         13,580    10,915

 STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, $.001 per value, 100,000,000
 shares authorized, 10,821,500 shares issued
 and outstanding at December 31, 1996 and 1995     10,821    10,821
 Capital in excess of par value                   191,080   191,080
 Retained earnings (deficit)                     (212,816) (212,816)
 Deficit accumulated during the development stage  (2,665)      -
 Total Stockholders' Equity (Deficit)             (13,580)  (10,915)
                                                 $    -    $    -

The accompanying notes are an integral part of these financial statements.

                          INTERNATIONAL FIRE PREVENTION, INC.
                            [A Development Stage Company]
                               STATEMENTS OF OPERATIONS
                                                           Cumulative
                                                              From
                                    For the Years Ended    December 31,
                                        December 31,       1995 through
                                                           December 31,
                                    1996           1995        1996
 REVENUE:
 Sales                              $   -        $   -       $   -
 Total Revenue                          -            -           -
 EXPENSES:
 General and administrative           2,665        2,024       2,665
 Total Expenses                       2,665        2,024       2,665
 LOSS FROM OPERATIONS                (2,665)      (2,024)     (2,665)
 CURRENT INCOME TAX                     -            -           -
DEFERRED INCOME TAX                     -            -           -
 NET LOSS                          $ (2,665)    $ (2,024)   $ (2,665)
 LOSS PER SHARE                    $   (.00)    $   (.00)   $   (.00)

The accompanying notes are an integral part of these financial statements.

                       INTERNATIONAL FIRE PREVENTION, INC.
                         [A Development Stage Company]
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                FROM DECEMBER 31, 1994 THROUGH DECEMBER 31, 1996
                                                              (Deficit)
                                                               Earnings
                                                              Accumulated
                        Common Stock    Capital in  Retained  During the
                                         Excess of  Earnings  Development
                      Shares    Amount  Par Value   (Deficit)    Stage
 BALANCE,
  December 31, 1994 10,821,500 $ 10,821 $191,080   $(210,792) $     -
 Net loss for the
 period ended
 December 31
 1995                      -        -        -        (2,024)       -

BALANCE,
 December 31, 1995  10,821,500   10,821  191,080    (212,816)       -
Net loss for the
period ended
December 31,
 1996                      -        -        -           -       (2,665)

BALANCE,
 December 31, 1996  10,821,500 $ 10,821 $191,080   $(212,816)  $ (2,665)

The accompanying notes are an integral part of these financial statements.

                    INTERNATIONAL FIRE PREVENTION, INC.
                       [A Development Stage Company]
                         STATEMENTS OF CASH FLOWS
              Increase (Decrease) in Cash and Cash Equivalents
                                                              Cumulative
                                                                 From
                                     For the Years Ended     December 31,
                                      December 31,           1995 through
                                                             December 31,
                                       1996        1995          1996
 Cash Flows to Operating Activities:
 Net income (loss)                  $ (2,665)   $ (2,024)     $ (2,665)
 Adjustments to reconcile net loss to
 net cash used by operating activities:
 Changes in assets and liabilities:
 Increase (decrease) in accounts
 payable                               1,250       2,000         1,250
 Increase (decrease) in Payable
 to related party                      1,415          24         1,415

 Net Cash Flows to Operating
 Activities                              -           -             -

Cash Flows to Investing Activities:
Proceeds from sale of property
and equipment                            -           -             -

Net Cash to Investing Activities         -           -             -

Cash Flows from Financing Activities:
Proceeds from notes payable              -           -             -
Proceeds from shareholder advances       -           -             -

Net Cash from Financing Activities       -           -             -

Net Cash Flow Activity                   -           -             -

Cash at Beginning of the Year            -           -             -

Cash at End of the Year              $   -       $   -          $  -

Supplemental Disclosures of Cash
Flow Information:
None

Supplemental Schedule of Noncash Investing and Financial Activities:
None

The accompanying notes are an integral part of these financial statements.

                     INTERNATIONAL FIRE PREVENTION, INC.
                       [A Development Stage Company]
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Nevada as Conference Capital Corp. on December 14, 1984. The Company raised $100,000 through a public stock offering which was registered with the Securities and Exchange Commission on Form S- 18. During 1987 the Company entered into a business acquisition with International Fire Prevention ("IFP") wherein IFP became a wholly-owned subsidiary of the Company. The operations of IFP were not successful and the Company became dormant in approximately 1988. The Company has been inactive since that time and also had its corporate charters canceled. During 1996, the Company was re-instated with the State of Nevada and is currently in good standing. The Company is considered to have re-entered into a new development stage during 1996. The Company is presently an inactive shell pursuing a suitable business opportunity. Any transaction with n operating company will likely be structured similar to a reverse acquisition in which a controlling interest in the Company will be acquired by the successor operation. In such a transaction, the shareholders of the Company will likely own a minority interest in the combined company after the acquisition, and present management of the Company will likely resign and be replaced by the principals of the operating company. This type of transaction will leave the current shareholders with only a small minority voice in the operating business and their interest may be insufficient to control any seats of the board of directors or to have any substantial voice in other corporate transactions.

Development Stage - The Company is considered a development stage company as defined in SFAS No. 7. Consequently, cumulative numbers have been provided from December 31, 1995 forward to reflect the Company re-entering into development stage during 1996.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Loss Per Share - The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes.

NOTE 2 - PAYABLE TO RELATED PARTY

An officer and director of the Company has periodically advanced funds to the Company or paid expenses on behalf of the Company. These advances are non-interest bearing and are due upon demand. The unpaid advances amounted to $1,930 and $515 as of December 31, 1996 and 1995, respectively. [See Note 4]

NOTE 3 - CAPITAL STOCK

Common Stock - During 1985 in connection with its organization the Company issued 5,000,000 shares of its previously authorized, but unissued common stock for cash of $5,000.

During 1985, the Company issued 500,000 shares of common stock pursuant to a public offering for cash of $100,000. Stock offerings costs of $35,030 were deducted from the proceeds.

During the years ended 1985 and 1986 the Company issued 321,500 additional shares of common stock, upon exercise of warrants at $.40 per share for total proceeds of $128,931.

During 1987 the Company issued 5,000,000 shares of common stock in connection with an acquisition agreement with IFP.

NOTE 4 - RELATED PARTY TRANSACTIONS

Payables to Related Party - At December 31, 1996 and 1995 the Company had $1,930 and $515 in related party payables. Total advances made during 1996 and 1995 were $1,415 and $24 respectively.

Office Space - The Company currently has no operations and has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, on a rent free basis.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes.

The Company has available at December 31, 1996 unused operating loss carryforwards of approximately $13,000, which may be applied against future taxable income and which expire in various years through 2011. If certain substantial changes in the Company's ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards (approximately $4,500) at December 31, 1996 and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in the valuation allowance is equal lo the tax effect of the current period's net loss (approximately $900 for 1996).

NOTE 6 - RETAINED EARNINGS (DEFICIT)

When the Company discontinued its previous operations and became inactive (approximately 1987-1988) many of the Company's records were lost or not maintained. Current management has made a search for any assets, potential liabilities and accounting records related to the Company and its previous operations. Management has used the last available financial statements of the Company (prior to going inactive) to calculate its retained earnings (deficit). The financial statements used by management included an audited financial statement for the year ended December 31, 1986 and an unaudited interim statement for the nine months ended September 30, 1987. All assets and liabilities which existed at those times were written off resulting in a deficit of $201,901. Expenses incurred from that time until 1996, ($10,915) when the Company re-entered into a development stage, have also been included in retained earnings (deficit) resulting in a balance of $212,816 at December 31, 1995. The balance sheet category "Deficit accumulated during the development stage" includes the activity for the year 1996.

NOTE 7 - CONTINGENCIES

During 1987 and 1988, the Company discontinued all of its operations and those of its subsidiary. Management believes that the Company is not liable for any existing liabilities related to its former operations and those of its subsidiary but the possibility exists that creditors and others seeking relief from the subsidiary may also include the Company in claims and suits pursuant to the parent subsidiary relationship which existed between the Company and its subsidiary. The Company is not currently named in any such suits nor is it aware of any such suits against its former subsidiary. It is the belief of Management and their Counsel that the Company would be successful in defending against any such claims and that no material negative impact on the financial position of the Company would occur. Management and Counsel further believe that with the passage of time the likelihood of any such claims being raised is becoming more remote and that various Statutes of Limitations should provide adequate defenses for the Company. Consequently, the financial statements do not reflect any accruals or allowances for any such claims.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has no current operations, has incurred significant losses the past few years and has liabilities in excess of assets resulting in a stockholders' deficit. This raises substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and /or through additional sales of its common stock which funds will be used to assist in establishing on-going operations or through a business acquisition. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           EXHIBIT C-1

               INTERNATIONAL FIRE PREVENTION, INC.

                       FINANCIAL STATEMENTS

       FOR THE PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

                    CONDENSED BALANCE SHEETS
                           [Unaudited]
                             ASSETS

                                           September 30,  December 31,
                                                1997          1996
                                           ___________    ___________
CURRENT ASSETS:
  Cash                                        $      -      $      -
                                           ___________    ___________
     Total Current Assets                            -             -

OTHER ASSETS                                         -             -
                                           ___________    ___________
                                              $      -      $      -
                                           ___________    ___________

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                            $ 15,899       $ 11,650
  Payable to related parties                     4,430          1,930
                                           ___________    ___________
     Total Current Liabilities                  20,329         13,580
                                           ___________    ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                   1,500            500
  Capital in excess of par value               201,401        201,401
  Retained earnings (deficit)                 (212,816)      (212,816)
  Deficit accumulated during the
    development stage                          (10,414)        (2,665)
                                           ___________    ___________
      Total Stockholders' Equity (Deficit)     (20,329)       (13,580)
                                           ___________    ___________
                                              $      -       $      -
                                           ___________    ___________


 The accompanying notes are an integral part of these financial statements.

NOTE: The balance sheet at December 31, 1996 was taken from the audited financial statements at that date and condensed.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

               CONDENSED STATEMENTS OF OPERATIONS

                           [Unaudited]


                      For the Three      For the Nine       For the Period
                       Months Ended       Months Ended     From December 31,
                      September 30,      September 30,       1995 Through
                     ________________   ________________     September 30,
                      1997      1996     1997      1996          1997
                     ______    ______   ______    ______   ________________
REVENUE             $     -   $     -  $     -   $     -  $               -
                     ______    ______   ______    ______   ________________

EXPENSES:
   General and
     administrative   6,549       313    7,749     2,353             10,414
                     ______    ______   ______    ______   ________________
      Total expenses  6,549       313    7,749     2,353             10,414
                     ______    ______   ______    ______   ________________

LOSS FROM OPERATIONS (6,549)     (313)  (7,749)   (2,353)           (10,414)

CURRENT INCOME TAX
  EXPENSE                 -         -        -         -                  -

DEFERRED INCOME TAX
  EXPENSE                 -         -        -         -                  -
                     ______    ______   ______    ______   ________________

NET LOSS            $(6,549)  $  (313) $(7,749)  $(2,353) $         (10,414)
                     ______    ______   ______    ______   ________________



 The accompanying notes are an integral part of these financial statements.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

               CONDENSED STATEMENTS OF CASH FLOWS

                           [Unaudited]

                                      For the Nine          For the Period
                                       Months Ended        From December 31,
                                      September 30,          1995 Through
                                 _______________________     September 30,
                                     1997         1996           1997
                                 __________   __________   ________________
Cash Flows from Operating Activities:
   Net (loss)                    $   (7,749)  $   (2,040)  $        (10,414)
   Adjustments to reconcile net
     income to net cash used by
     operating activities:
     Non-cash expenses (income)       1,000            -              1,000
     Changes in assets and liabilities:
      Accounts Payable                4,249          625              5,499
      Payable to related party        2,500        1,415              3,915
                                 __________   __________   ________________
        Net Cash Flows used by
            Operating Activities          -            -                  -
                                 __________   __________   ________________
Cash Flows from Investing Activities      -            -                  -
                                 __________   __________   ________________
        Net Cash Flows used by
           Investing  Activities          -            -                  -
                                 __________   __________   ________________
Cash Flows from Financing Activities:
   Proceeds from common stock issuance    -            -                  -
   Advances by shareholders               -            -                  -
                                 __________   __________   ________________
        Net Cash Flows Provided by
            Financing Activities          -            -                  -
                                 __________   __________   ________________
Net Increase (Decrease) in Cash           -            -                  -

Cash at Beginning of Period               -            -                  -
                                 __________   __________   ________________
Cash at End of Period            $        -   $        -   $              -
                                 __________   __________   ________________

Supplemental schedule of Non-cash Investing and Financing
Activities:
   For the period ended September  30, 1997
     1,000,000 shares of common stock was issued for services rendered valued at $1,000.

   For the period ended  September 30, 1996:
     None

 The accompanying notes are an integral part of these financial statements.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1997 and for all periods presented have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1996 audited financial statements. The results of operations for the period ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

  Organization - The Company was organized under the laws of the State of Nevada as Conference Capital Corp. on December 14, 1984. The Company raised $100,000 through a public stock offering which was registered with the Securities and Exchange Commission on Form S-18. During 1987 the Company entered into a business acquisition with International Fire Prevention ("IFP") wherein IFP became a wholly-owned subsidiary of the Company. The operations of IFP were not successful and the Company became dormant in approximately 1988. The Company has been inactive since that time and also had its corporate charters canceled. During 1996, the Company was re-instated with the State of Nevada and is currently in good standing. The Company is considered to have re-entered into a new development stage during 1996. The Company is presently an inactive shell pursuing a suitable business opportunity. Any transaction with an operating company will likely be structured similar to a reverse acquisition in which a controlling interest in the Company will be acquired by the successor operation. In such a transaction, the shareholders of the Company will likely own a minority interest in the combined company after the acquisition, and present management of the company will likely resign and be replaced by the principals of the operating company. This type of transaction will leave the current shareholders with only a small minority voice in the operating business and their interest may be insufficient to control any seats of the board of directors or to have any substantial voice in other corporate transactions.

  Development Stage - The Company is considered a development stage company as defined in SFAS No. 7. Consequently, cumulative numbers have been provided from December 31, 1995 forward to reflect the Company re-entering into development stage during 1996.

  Accounting Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimated.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Common Stock Split - The financial statements have been restated for all periods presented to reflect a reverse stock split on the basis of one share issued for every 21.643 shares previously issued. The stock split was effected during July, 1997.

NOTE 2 - PAYABLE TO RELATED PARTY

  An officer and director of the Company has periodically advanced funds to the Company or paid expenses on behalf of the Company. These advances are non-interest bearing and are due upon demand. The unpaid advances amounted to $4,430 and $1,930 as of September 30, 1997 and December 31, 1996, respectively. [See Note 4]

NOTE 3 - CAPITAL STOCK

  Common  Stock - During 1985 in connection with its organization
  the   Company   issued  231,022  shares  of  its   previously
  authorized, but unissued common stock for cash of $5,000.

  During 1985, the Company issued 23,102 shares of common  stock
  pursuant  to  a  public offering for cash of  $100,000.   Stock
  offerings costs of $35,030 were deducted from the proceeds.

  During  the  years  ended  1985 and  1986  the  Company  issued
  14,855 additional shares of common stock, upon exercise of warrants for total proceeds of $128,931.

  During 1987 the Company issued 231,022 shares of common stock in connection with an acquisition agreement with IFP.

  The Company issued 1,000,000 shares of common stock, during July, 1997, to an officer of the Company for services rendered valued at $1,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Payables  to Related Party - At September 30, 1997 and December
  31,  1996  the  Company had $4,430 and $1,930 in related  party
  payables.   Total  advances  made during  1997  and  1996  were
  $2,500 and $1,415  respectively.

  Office Space - The Company currently has no operations and  has not  had  a  need  to  rent office space.  An  officer  of  the
  Company  is  allowing   the Company  to  use  his  address,  as
  needed, on a rent free basis.

  The Company issued 1,000,000 shares of common stock, during July, 1997, to an officer of the Company for services rendered valued at $1,000.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES

  The  Company  accounts  for  income taxes  in  accordance  with
  Statement   of   Financial   Accounting   Standards   No.   109
  "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes.

  The Company has available at December 31, 1996 unused operating loss carryforwards of approximately $13,000, which may be applied against future taxable income and which expire in various years through 2011. If certain substantial changes in the Company's ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards (approximately $4,500) at December 31, 1996 and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in the valuation allowance is equal to the tax effect of the current period's net loss (approximately $900 for 1996).

NOTE 6 - RETAINED EARNINGS (DEFICIT)

  When  the  Company  discontinued its  previous  operations  and became inactive (approximately 1987-1988) many of the Company's records were lost or not maintained. Current management has made a search for any assets, potential liabilities and accounting records related to the Company and its previous operations. Management has used the last available financial statements of the Company (prior to going inactive) to calculate its retained earnings (deficit). The financial statements used by management included an audited financial statement for the year ended December 31, 1986 and an unaudited interim statement for the nine months ended September 30, 1987. All assets and liabilities which existed at those times were written off resulting in a deficit of $201,901. Expenses incurred from that time until 1996, ($10,915) when the Company re-entered into a development stage, have also been included in retained earnings (deficit) resulting in a balance of $212,816 at December 31, 1995. The balance sheet category "Deficit accumulated during the development stage" includes the activity from December 31, 1995 forward.

NOTE 7 - CONTINGENCIES

  During 1987 and 1988, the Company discontinued all of its operations and those of its subsidiary. Management believes that the Company is not liable for any existing liabilities related to its former operations and those of its subsidiary but the possibility exists that creditors and others seeking relief from the subsidiary may also include the Company in claims and suits pursuant to the parent subsidiary relationship which existed between the Company and its subsidiary. The Company is not currently named in any such suits nor is it aware of any such suits against its former subsidiary. It is the belief of Management and their Counsel that the Company would be successful in defending against any such  claims  and  that  no material  negative  impact  on  the financial position of the Company would occur. Management and Counsel further believe that with the passage of time the likelihood of any such claims being raised is becoming more remote and that various Statutes of Limitations should provide adequate defenses for the Company. Consequently, the financial statements do not reflect any accruals or allowances for any such claims.

               INTERNATIONAL FIRE PREVENTION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 8 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has no current operations, has incurred significant losses the past few years and has liabilities in excess of assets resulting in a stockholders' deficit. This raises substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and /or through additional sales of its common stock which funds will be used to assist in establishing on-going operations or through a business acquisition. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                            EXHIBIT D

        EXCEPTIONS TO REGISTRANT'S FINANCIAL STATEMENTS

          None.

                            EXHIBIT E

                SPECTOR ENTERTAINMENT GROUP, INC.

                       FINANCIAL STATEMENTS

     FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (AUDITED)

                   SEE ITEM 7(a) OF THIS REPORT

                            EXHIBIT F

  EXCEPTIONS TO SPECTOR ENTERTAINMENT GROUP, INC. FINANCIAL STATEMENTS

1. The Company has a dispute with an entity contracted to provide satellite transponder capacity and has withheld payment for services totaling forty thousand dollars ($40,000) as a consequence of the other party's breach of the contract.

2. The Company recently won an arbitration award against a client for its breach of a communications contract and its provisions. The arbitrator awarded the Company certain monetary damages, including arbitration fees and a specific performance award wherein the client is required to have the Company continue to provide services over the next four (4) years. The Company is currently in the process of enforcing the damages and specific performance awards in the appropriate court.

                            EXHIBIT G


International Fire Prevention, Inc.
9005 Cobble Canyon Lane
Sandy, Utah 84093

Attention:     David C. Merrell, President

Re: Exchange of shares of Spector Entertainment Group, Inc., a California corporation ("Spector Entertainment"), for shares of International Fire Prevention, Inc., a Nevada corporation ("International Fire" or the "Company"), by the merger of a newly formed wholly owned subsidiary of International Fire with and into Spector Entertainment

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Merger (the "Plan") between Spector Entertainment, the undersigned, as President of the sole stockholder of Spector Entertainment, International Fire and a wholly owned subsidiary of International Fire to be formed under the laws of the State of California, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that no director or executive officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, International Fire and its newly formed wholly subsidiary had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Spector Entertainment for shares of International Fire results in a decrease in the actual percentage of ownership that my shares of Spector Entertainment represented in Spector Entertainment prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company.

          I also understand that I must bear the economic risk of ownership of any of the International Fire shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein for use by International Fire as they are made to induce you to issue me the shares of International Fire under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for International Fire, all shares of International Fire to be issued and delivered to me in exchange for my shares of Spector Entertainment shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. International Fire will attempt to accommodate any stockholders' request where International Fire views the request is made for valid business or personal reasons so long as in the sole discretion of International Fire, the granting of the request will not facilitate a "public" distribution of unregistered shares of International Fire.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          Millenium Entertainment Group, Inc.
          6349 Palomar Oaks Court
          Carlsbad, California 92009

          Dated this 30th day of December, 1997.

                              Very truly yours,

                              MILLENIUM ENTERTAINMENT GROUP, INC.


                              By /s/ Edward M. Spector, President

                           EXHIBIT H

                CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF MERGER

          The undersigned, the President of International Fire Prevention, Inc., a Nevada corporation ("International Fire"), and of its newly formed wholly owned subsidiary, represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan") between International Fire and Spector Entertainment Group, Inc., a California corporation ("Spector Entertainment"), Millenium Entertainment Group, Inc., the sole stockholder of Spector Entertainment (the "Spector Entertainment Stockholder") and such wholly owned subsidiary, to-wit:

          1. That he is the President of International Fire and its wholly owned subsidiary and has been authorized and empowered by their respective Board of Directors to execute and deliver this Certificate to Spector Entertainment and the Spector Entertainment Stockholder;

          2. Based upon his personal knowledge, information, belief and opinions of counsel for International Fire and such subsidiary regarding the
Plan:

              (i) All representations and warranties of International Fire and such subsidiary contained within the Plan are true and correct;

             (ii) International Fire and such subsidiary have complied with all terms and provisions required of them pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of International Fire as set forth in its financial statements for the years ended December 31, 1996 and 1995, and the nine months ended September 30, 1997; and that the formation of such subsidiary has no material impact on such financial statement; except as set forth in Exhibit C to the Plan.


                              INTERNATIONAL FIRE PREVENTION, INC.


                              By/s/ David C. Merrell, President

                            EXHIBIT I

                    Letter of Indemnification


Spector Entertainment Group, Inc.
Spector Corporate Center
6349 Palomar Oaks Court
Carlsbad, CA 92009

Re: International Fire Prevention, Inc., a Nevada corporation (the "Company"), Agreement and Plan of Merger (the "Plan") with Spector Entertainment Group, Inc., a California corporation ("Spector Entertainment"), and the sole stockholder of Spector Entertainment (the "Spector
          Entertainment Stockholder"), and a newly formed wholly owned subsidiary of the Company

Dear Ladies and Gentlemen:

          In further consideration of the completion of the Plan and to satisfy one of the conditions of Spector Entertainment and the Spector Entertainment Stockholder to their respective obligations under the Plan, I, David C. Merrell, the President, a director and the principal stockholder of the Company, do hereby personally (i) compromise any outstanding liabilities of the Company owed to me for advances or otherwise prior to the closing (the "Closing") of the Plan (excluding any benefits I may receive under the Plan, including warrants or the debenture); (ii) agree to pay all other outstanding liabilities which were incurred prior to the Closing; (iii) represent and warrant that to my knowledge, there are no other outstanding liabilities of the Company which are not set forth in the financial statements of the Company which are appended to the Plan as Exhibits B and B-1; and (iv) I agree to indemnify and hold the Company, Spector Entertainment and the Spector Entertainment Stockholder harmless from and against any and all other liabilities of the Company existing prior the Closing, including, but not limited to, those related to "hazardous materials" as defined in the Plan or the prior manufacture or use thereof by the Company, any outstanding options or warrants to acquire any securities of the Company which were not disclosed to you specifically in writing prior to the Closing or any claims of former directors, executive officers or principal stockholders relating to their pledge of their stock to me on loans and my foreclosure of such loans; provided, however, in the event any such claims are made respecting the existence of any such liabilities, I shall be afforded reasonable written notice and an opportunity to compromise, defend or otherwise settle any such liabilities.

          This Letter of Indemnification and all obligations of any type or nature hereunder shall expire three years from the date hereof.

Dated:12/30/97.                    /s/David C. Merrell

                                   International Fire Prevention, Inc.

Dated: 12/30/97.                   By/S/David C. Merrell, President

                            EXHIBIT J


                CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF MERGER


          The undersigned, the President of Spector Entertainment Group,
Inc., a California corporation ("Spector Entertainment"), and the President of Millenium Entertainment Group, Inc., a California corporation (the "Spector Entertainment Stockholder"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan") between Spector Entertainment, the Spector Entertainment Stockholder, International Fire Prevention, Inc., a Nevada corporation ("International Fire"), and it newly formed wholly owned subsidiary, to-wit:

          1. That he is the President of Spector Entertainment and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to International Fire;

          2.   Based on his personal knowledge, information, belief:

              (i)   All representations and warranties of Spector
                    Entertainment contained within the Plan are true and correct;

             (ii) Spector Entertainment has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Spector Entertainment as set forth in its financial statements for the years ended December 31, 1996 and 1995, except as set forth in Exhibit E to the Plan.

                              SPECTOR ENTERTAINMENT GROUP, INC.


                              By /s/ Edward M. Spector, President

                           EXHIBIT K-1

          Stock Subscription Warrant of David C. Merrell


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS
OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND
ANY APPLICABLE STATE SECURITIES LAWS.


                    STOCK SUBSCRIPTION WARRANT

           To Purchase 80,000 Shares of Common Stock of

    International Fire Prevention, Inc., a Nevada Corporation
            (or any successor thereto)(the "Company")

           DATE OF INITIAL ISSUANCE: December 30, 1997


     THIS CERTIFIES THAT, for value received, David C. Merrell or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The conversion of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

     SECTION 1.  Definitions.

     Common Stock - shall mean and include the Company's authorized Common Stock, par value $.001 per share, as constituted at the date hereof, and shall also include any capital stock of any class of equal rank the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

     Securities Act - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Term of this Warrant - shall mean the period beginning on the date that the exercise price is determined as set forth in Section 2.1 herein and ending two (2) years from such beginning date.

     Warrant Price - is defined in Section 2.1 hereof.

     Warrant Rights - the rights of the Holder to purchase shares of Common Stock upon conversion of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

     Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the conversion hereof.

     SECTION 2.  Conversion of Warrant.

     2.1. Right to Exercise Warrant. At any time and from time to time during the term of this Warrant, the Holder hereof shall have the right to convert this Warrant, in whole or part(s) to purchase up to the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5.

     The Warrant Price shall be determined as followed:

     (i)  In the event the Company is listed on the NASDAQ Small Cap
Exchange (the "Exchange") within twelve (12) months from the date of issuance of this Warrant as set forth on the cover page hereof (the "Anniversary Date"), the Warrant price shall be equal to the opening bid price on the Exchange plus twenty-five (25%) percent of such opening bid price.

     (ii) In the event the Company is not listed on the Exchange by the Anniversary Date, the Warrant Price shall be equal to the average bid price of the Common Stock as listed on the OTC Bulletin Board for the period of thirty
(30) days immediately prior to the Anniversary Date plus twenty-five (25%) percent of such average price.

     The Warrant Price as set forth above shall be subject to adjustment as provided in Section 5 and shall be paid in cash.

     2.2. Procedure for Conversion of Warrant. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant:
this Warrant, together with the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised; or, in lieu of cash payment as provided herein, the Holder, may, at the sole discretion of the Holder, deem the Warrants to be "cashless" or "net purchase" Warrants and exchange Warrants as payment for shares of common stock underlying other Warrants, such payment to be comprised of the difference calculated by subtracting the exercise price of the Warrants from the market value of the common stock underlying such Warrants on the Exchange or the OTC Bulletin Board on the date of exercise. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. In the event this Warrant is exercised in part, a new Warrant for the balance of shares of Common Stock purchasable shall be issued to the Holder.

     2.3. Transfer and Restriction Legend. This Warrant is freely transferable by the Holder, except as transferability may be limited by federal and state securities laws. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

     SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the conversion of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the conversion of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion of this Warrant.

     SECTION 4.  Ownership.

     4.1 Register; Transfer or Exchange of Warrants. The Company shall keep at its office maintained in Carlsbad, California a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

     4.2. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

     4.3. Transfer and Replacement. This Warrant and all rights hereunder are subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

     SECTION 5. Adjustment of Warrant Price and Number of Shares of Common Stock or Warrants.

          (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and Warrant Price in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company which he or she would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any shares of this Warrant thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

          (b)  The Company may elect, upon any adjustment of the Warrant
Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the conversion of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

          (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by converting such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon conversion of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger of the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (d)  After each adjustment of the Warrant Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon conversion of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

          (e) For purposes of Section 5(a) and 5(b) hereof, the following shall also be applicable:

               (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

               (B) No adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of a least $.0001 in such price; provided that any adjustments which by reason of this clause
     (B) are not required to be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.0001 in the Warrant Price then in effect hereunder.

          (f) If and whenever the Company shall grant to all holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon conversion (assuming, for purposes of this section 5 (f), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

     SECTION 6.  Notice of Extraordinary Dividends.  If the Board of
Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be converted, in whole or in part, pursuant to Section 2.1 of this Warrant, and is converted prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

     SECTION 7. Fractional Shares. Fractional shares shall not be issued upon the conversion of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the conversion of this Warrant, the Company shall, upon the conversion of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

     SECTION 8.  Registration Rights; Etc.

     8.1. Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean this Warrant or the Warrant Shares issued or issuable upon conversion of this Warrant.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

     "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section 8.6 hereof) have not been sold to the public.

     "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

     8.2.  Company Registration.

     (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

     (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.2(b) below.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

     If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     8.3 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 8.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     8.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

     (a)  keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

     (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

     (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

     8.5 Indemnification.

     (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

     (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.6 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

     (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     SECTION 9. Notices. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post Office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the records of the Company or to such other address as shall have been furnished to the Company in writing by the Holder or the Company at 6349 Palomar Oaks Court, Carlsbad, California 92009 or to such other address as shall have been furnished in writing to the Holder by the Company.

     SECTION 10. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 11. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     SECTION 12.  Miscellaneous.   This Warrant and any provision hereof may
be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 30th day of December, 1997.

                              INTERNATIONAL FIRE PREVENTION, INC.



                              By:/s/ David C. Merrell, President

                   [FORM NOTICE OF CONVERSION]

            To be executed by the registered holder if such holder desires to convert the Warrant


To____________:

     The undersigned hereby irrevocably elects to convert the Warrant to purchase _______ shares of Common Stock issuable upon the conversion of such Warrant and requests that Certificate for such shares be issued in the name of:

___________________________________________________________________
               (Please print name and address)

___________________________________________________________________
   (Please insert social security or other identifying number)

___________________________________________________________________
            (Please insert number of shares exercised)

___________________________________________________________________
                 Please insert Warrant Price Paid

If such number of Warrant shall not be all the Warrant evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such Warrant shall be registered in the name of and delivered to:

__________________________________________________________________
               (Please print name and address)

____________________________________________________________
(Please insert social security or other identifying number)

Dated:________________, ____.

                                   [HOLDER]


                                   By___________________________

                          EXHIBIT K-2

       Stock Subscription Warrant of Leonard W. Burningham

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS
OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND
ANY APPLICABLE STATE SECURITIES LAWS.


                    STOCK SUBSCRIPTION WARRANT

           To Purchase 20,000 Shares of Common Stock of

    International Fire Prevention, Inc., a Nevada Corporation
            (or any successor thereto)(the "Company")

           DATE OF INITIAL ISSUANCE: December 30, 1997


     THIS CERTIFIES THAT, for value received, David C. Merrell or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The conversion of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

     SECTION 1.  Definitions.

     Common Stock - shall mean and include the Company's authorized Common Stock, par value $.001 per share, as constituted at the date hereof, and shall also include any capital stock of any class of equal rank the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

     Securities Act - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Term of this Warrant - shall mean the period beginning on the date that the exercise price is determined as set forth in Section 2.1 herein and ending two (2) years from such beginning date.

     Warrant Price - is defined in Section 2.1 hereof.

     Warrant Rights - the rights of the Holder to purchase shares of Common Stock upon conversion of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

     Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the conversion hereof.

     SECTION 2.  Conversion of Warrant.

     2.1. Right to Exercise Warrant. At any time and from time to time during the term of this Warrant, the Holder hereof shall have the right to convert this Warrant, in whole or part(s) to purchase up to the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5.

     The Warrant Price shall be determined as followed:

     (i)  In the event the Company is listed on the NASDAQ Small Cap
Exchange (the "Exchange") within twelve (12) months from the date of issuance of this Warrant as set forth on the cover page hereof (the "Anniversary Date"), the Warrant price shall be equal to the opening bid price on the Exchange plus twenty-five (25%) percent of such opening bid price.

     (ii) In the event the Company is not listed on the Exchange by the Anniversary Date, the Warrant Price shall be equal to the average bid price of the Common Stock as listed on the OTC Bulletin Board for the period of thirty
(30) days immediately prior to the Anniversary Date plus twenty-five (25%) percent of such average price.

     The Warrant Price as set forth above shall be subject to adjustment as provided in Section 5 and shall be paid in cash.

     2.2. Procedure for Conversion of Warrant. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant:
this Warrant, together with the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised; or, in lieu of cash payment as provided herein, the Holder, may, at the sole discretion of the Holder, deem the Warrants to be "cashless" or "net purchase" Warrants and exchange Warrants as payment for shares of common stock underlying other Warrants, such payment to be comprised of the difference calculated by subtracting the exercise price of the Warrants from the market value of the common stock underlying such Warrants on the Exchange or the OTC Bulletin Board on the date of exercise. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. In the event this Warrant is exercised in part, a new Warrant for the balance of shares of Common Stock purchasable shall be issued to the Holder.

     2.3. Transfer and Restriction Legend. This Warrant is freely transferable by the Holder, except as transferability may be limited by federal and state securities laws. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

     SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the conversion of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the conversion of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion of this Warrant.

     SECTION 4.  Ownership.

     4.1 Register; Transfer or Exchange of Warrants. The Company shall keep at its office maintained in Carlsbad, California a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

     4.2. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

     4.3. Transfer and Replacement. This Warrant and all rights hereunder are subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

     SECTION 5. Adjustment of Warrant Price and Number of Shares of Common Stock or Warrants.

          (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and Warrant Price in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company which he or she would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any shares of this Warrant thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

          (b)  The Company may elect, upon any adjustment of the Warrant
Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the conversion of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

          (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by converting such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon conversion of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger of the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (d)  After each adjustment of the Warrant Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon conversion of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

          (e) For purposes of Section 5(a) and 5(b) hereof, the following shall also be applicable:

               (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

               (B) No adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of a least $.0001 in such price; provided that any adjustments which by reason of this clause
     (B) are not required to be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.0001 in the Warrant Price then in effect hereunder.

          (f) If and whenever the Company shall grant to all holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon conversion (assuming, for purposes of this section 5 (f), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

     SECTION 6.  Notice of Extraordinary Dividends.  If the Board of
Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be converted, in whole or in part, pursuant to Section 2.1 of this Warrant, and is converted prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

     SECTION 7. Fractional Shares. Fractional shares shall not be issued upon the conversion of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the conversion of this Warrant, the Company shall, upon the conversion of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

     SECTION 8.  Registration Rights; Etc.

     8.1. Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean this Warrant or the Warrant Shares issued or issuable upon conversion of this Warrant.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

     "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section 8.6 hereof) have not been sold to the public.

     "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

     8.2.  Company Registration.

     (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

     (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.2(b) below.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

     If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     8.3 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 8.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     8.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

     (a)  keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

     (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

     (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

     8.5 Indemnification.

     (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

     (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.6 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

     (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     SECTION 9. Notices. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post Office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the records of the Company or to such other address as shall have been furnished to the Company in writing by the Holder or the Company at 6349 Palomar Oaks Court, Carlsbad, California 92009 or to such other address as shall have been furnished in writing to the Holder by the Company.

     SECTION 10. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 11. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     SECTION 12.  Miscellaneous.   This Warrant and any provision hereof may
be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 30th day of December, 1997.

                              INTERNATIONAL FIRE PREVENTION, INC.



                              By:/s/ David C. Merrell, President

                   [FORM NOTICE OF CONVERSION]

            To be executed by the registered holder if such holder desires to convert the Warrant


To____________:

     The undersigned hereby irrevocably elects to convert the Warrant to purchase _______ shares of Common Stock issuable upon the conversion of such Warrant and requests that Certificate for such shares be issued in the name of:

___________________________________________________________________
               (Please print name and address)

___________________________________________________________________
   (Please insert social security or other identifying number)

___________________________________________________________________
            (Please insert number of shares exercised)

___________________________________________________________________
                 Please insert Warrant Price Paid

If such number of Warrant shall not be all the Warrant evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such Warrant shall be registered in the name of and delivered to:

__________________________________________________________________
               (Please print name and address)

____________________________________________________________
(Please insert social security or other identifying number)

Dated:________________, ____.

                                   [HOLDER]


                                   By___________________________

                            EXHIBIT L

                            DEBENTURE

$75,000                                    Carlsbad, California
                                           December 30, 1997

          International Fire Prevention, Inc., a corporation duly organized and existing under the laws of the State of Nevada, or any successor thereto, (herein called the "Company"), for value received, hereby promises to pay to the order of David C. Merrell, or registered assigns the principal amount of Seventy-Five Thousand ($75,000) Dollars on December 30, 1998, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company, in Carlsbad, California, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, quarterly on the first day of April, June and September and December, commencing on March 1, 1998, at the rate of seven (7%) percent per annum until such unpaid portion of such principal amount shall have become due. This Debenture may be prepaid at any time without the consent of the registered holder hereof.
          1.       Exchanges and Transfers of the Debenture.
          1.1. Register; Transfer or Exchange of Debentures. The Company shall keep at its office or agency maintained in Carlsbad, California, a register in which the Company shall provide for the registration of this Debenture and for the registration of transfer of the Debenture. The Holder of this Debenture may, with the consent of the Company, which shall not be unreasonably withheld or delayed, at the Holder's option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Debenture or Debentures, dated as of the date to which interest has been paid on the Debenture or Debentures so surrendered, each in the principal amount of $10,000 or any integral multiple thereof, for the same aggregate unpaid principal amount as the Debenture or Debentures so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Debenture so made and delivered in exchange for any Debenture shall in all other respects be in the same form and have the same terms as the Debenture so surrendered for transfer or exchange.
          1.2. Loss, Theft, Destruction or Mutilation of Debentures. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.
          1.3. Registered Holders. The Company may deem and treat the person in whose name the Debenture is registered as the absolute owner and holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to the Debenture shall be made only to the registered Holder thereof.
          2.       Surrender of the Debenture.
          2.1. Surrender of Debentures. The Company may, as a condition of payment of all or any of the principal of, and interest on, this Debenture, in whole or in part, require the holder to present this Debenture for notation of such payment and, if this Debenture be paid in full, require the surrender hereof.
          3.       Covenants.
          3.1. To Pay Principal and Interest. The Company covenants and agrees that so long as this Debenture shall be outstanding it will pay interest and principal timely as herein provided.
          3.2. Maintenance of Company Office. The Company will maintain an office in Carlsbad, California in its current facility where notices, presentations and demands to or upon the Company in respect of the Debenture may be given or made unless it shall give reasonable notice to the holder hereof of any change in its principal office.
          3.3. To Keep Books. The Company will, and will cause any subsidiaries, to keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles.
          3.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will and will cause any subsidiary to:
     a. pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or change upon its property; provided, however, that neither the Company nor any subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such subsidiary, as the case may be, shall have set aside on its books reserves (provided for and segregated to the extent required by generally accepted accounting principles)
          deemed by it adequate with respect thereto;
     b.   maintain and keep or cause to be maintained and kept its
          properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
          3.5. To Insure. The Company will, and will cause any subsidiaries, to maintain insurance in such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.
          3.6      Payment of Dividends.    The Company shall not declare,
pay or distribute any dividends to its shareholders unless (i) it may legally do so, and in any event only from funds legally permitted to be distributed as dividends and (ii) after giving effect to such dividend the Company shall have sufficient liquid assets to meet all obligations and liabilities of the Company, including interest on this Debenture, appearing on its balance sheet or otherwise reasonably expected, which are or will be due and payable within six months from the date of the declaration of the dividend.
          3.7. Limitation on Debt. Except debt that is already outstanding, the Company shall incur no debt for money borrowed ranking senior in priority to this Debenture, nor shall it grant any further mortgage or security interest, including purchase money security interests, in any of the property or assets of the Company.
          4.       Events of Default.
          4.1. Events of Default. If one or more of the following events, herein called Events of Default, shall happen for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body) and be continuing:

               (a) Default shall be made in the payment of the principal of this Debenture, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or
               (b) Default shall be made in the payment of any installment of interest on this Debenture according to its tenor when and as the same shall become due and payable and such default shall continue for a period of 10 days; or
               (c) Default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in this Debenture; or
               (d) The Company shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any material part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or majority stockholders shall take action looking to the dissolution or liquidation of the Company; or
               (e) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any material part of its property, and such receiver, trustee or liquidator shall not have been removed or discharged within 90 days thereafter, or any material part of the property of the Company shall, in any judicial proceeding, be sequestered and shall not be returned to the possession of the Company within 90 days thereafter; or
               (f) A petition against the Company in a proceeding under any bankruptcy law (as now or hereinafter in effect) shall be filed and shall not be dismissed within 30 days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 30 days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company, any court of competent jurisdiction, custody or control of the Company or of any material part of its property and such jurisdiction, custody or control shall not be relinquished or terminated within 30 days thereafter; or
               (h) The Company shall (x) be declared in default in the payment of principal or interest on any evidence of indebtedness for money borrowed and such default shall continue for more than the period of grace, if any, therein specified, unless such default shall have been cured or waived prior to such indebtedness becoming or being declared to be due and payable prior to its stated maturity, or (y) default shall continue for more than the period of grace, if any, therein specified, or (z) default in the performance or observance of any other term, condition or agreement contained in any such evidence of indebtedness for money borrowed or in any agreement relating thereto if as a result of such default such evidence of indebtedness is declared to be due and payable prior to its stated maturity; then, in any such event, any registered holder of the Debenture may declare the Debenture held by it to be immediately due and payable and upon such declaration the same shall become and be immediately due and payable, together with accrued interest thereon, anything in the Debenture to the contrary notwithstanding.
          4.2. Suits for Enforcement. In case any one or more of the Events of Default specified in 4.1 shall happen and be continuing, the Holder of the Debenture which may, pursuant to the provisions of 4.1, declare the Debenture held by it to be immediately due and payable, may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture, such Debenture or in aid of the exercise of any power granted in this Debenture, such Debenture, or may proceed to enforce the payment of such Debenture or to enforce any other legal or equitable right of holder of such Debenture. Nothing contained in this 4.2 or in 4.1 shall in any manner impair that absolute and unconditional right of the Holder of the Debenture to receive payment of the principal of and interest, on such Debenture when the same shall become due and payable in accordance with the terms thereof, and to institute suit for the enforcement of such payment.
          4.3. Remedies Cumulative. No remedy herein conferred upon the Holder of this Debenture is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
          4.4. Remedies Not Waived. No course of dealing between the Company and any Holder of the Debenture shall operate as a waiver of any right of such holder hereunder or under such Debenture, and no delay on the part of such holder in exercising any right hereunder or thereunder shall so operate.
          5. Costs of Collection. In case of a default in the payment of any principal of or interest on this Debenture, the Company will pay to the holder hereof such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorneys' fees.
          6. Legend. The Debenture shall bear the following legend:
               The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under the "blue sky" laws of any State. The securities may not be pledged, hypothecated, assigned, sold or transferred unless registered under that Act and registered or qualified under the blue sky laws as may be applicable or unless, in the opinion of counsel reasonably satisfactory to the Company, exemptions from such laws are available.
          7. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
          8. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of California.
          9. Notice. Any notice pursuant to this Debenture shall be made by registered or certified mail:
          If to the holder at the address shown on the register maintained by the Company pursuant to 1.2 of this Debenture.
          If to the Company:

          International Fire Prevention, Inc.
          6349 Palomar Oaks Court
          Carlsbad, CA 92009

          10. Headings. The headings of the sections and subsections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

          IN WITNESS WHEREOF, International Fire Prevention, Inc., or its successor, if any, has caused this Debenture to be signed in its corporate name by one of its officers thereunto duly authorized and this Debenture to be dated as of the day and year first above written.

                              INTERNATIONAL FIRE PREVENTION, INC.


                              By:/s/ David C. Merrell,President


                              SPECTOR ENTERTAINMENT GROUP, INC.



                              By:/s/ Edward M. Spector, President